EXHIBIT 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 18th day of November 2010, by and among Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, América Móvil, S.A.B. de C.V. (“AMX”), Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”), Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), Trust No. F/0008 (the “Telmex Trust”), Trust No. F/0395 (the “Telnor Trust”), Fundación Telmex, A.C., and Fundación Carlos Slim, A.C.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to their ownership (direct or otherwise) of any securities of Teléfonos de México, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Carlos Slim Helú
______________________________
Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
______________________________	Eduardo Valdés Acra
Marco Antonio Slim Domit	Attorney-in-Fact**
______________________________	November 18, 2010
Patrick Slim Domit
______________________________
María Soumaya Slim Domit
______________________________
Vanessa Paola Slim Domit
______________________________
Johanna Monique Slim Domit
______________________________

AMÉRICA MÓVIL, S.A.B. DE C.V.
______________________________

INMOBILIARIA CARSO, S.A. DE C.V.
______________________________
By: Armando Ibañez Vazquez
Title: Attorney-in-Fact**

GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.
______________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact**

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0008
______________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact**

BANCO INBURSA S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AS TRUSTEE OF TRUST NO. F/0395
______________________________
By: Raul Humberto Zepeda Ruiz
Title: Attorney-in-Fact**

FUNDACIÓN TELMEX, A.C.
______________________________
By: Adolfo Cerezo
Title: Attorney-in-Fact**

FUNDACIÓN CARLOS SLIM, A.C.
______________________________
By: Armando Ibañez Vazquez
Title: Attorney-in-Fact**

______________________
** The Power(s) of Attorney given by (i) the members of the Slim Family and Inmobiliaria were filed as exhibits to the Form 4 filed by the Reporting Persons with the Commission on January 2, 2009 in respect of their ownership of equity shares in Bronco Drilling Company, Inc., (ii) GFI was filed as an exhibit to Amendment No. 1 to the Schedule 13G filed by the Reporting Persons with the Commission on January 22, 2009 in respect of its ownership in equity shares of the New York Times Company, (iii) the Telmex Trust and the Telnor Trust were filed as exhibits to Amendment No. 19 to the Schedule 13D filed by the Reporting Persons with the Commission on March 17, 2009 in respect of their ownership in equity shares of América Móvil, S.A.B. de C.V., and (iv) AMX, Fundación Telmex and Fundación Carlos Slim were filed as exhibits to Amendment No. 44 to the Schedule 13D filed by the Reporting Persons with the Commission on July 30, 2010.